Exhibit 10.3

Nonemployee Directors Stock Incentive Program

(Amended and Restated as of May 10, 2007)

Edwards Lifesciences Corporation

i

Edwards Lifesciences Corporation

Nonemployee Directors Stock Incentive Program
(amended and restated as of May 10, 2007)

Article 1.               Establishment, Objectives, and Duration

1.1.                            Establishment of the Program.  Edwards Lifesciences Corporation, a Delaware corporation (hereinafter referred to as the “Company”), hereby amends and restates the incentive compensation plan formerly known as the Edwards Lifesciences Corporation Nonemployee Directors  and Consultants Stock Incentive Program (hereinafter, as amended and restated, referred to as the “Program”), as set forth in this document, effective as of May 10, 2007.  The Program was previously amended and restated in March 2002, November 2002, May 2003, February 19, 2004 and March 4, 2005.  Prior to the amendment and restatement on March 4, 2005, consultants were eligible to participate in the Program.  The Program permits the grant of Nonqualified Stock Options, Stock Issuances, Restricted Stock, Restricted Stock Units and Stock Appreciation Rights.

The Program became effective as of April 1, 2000 (the “Effective Date”) and shall remain in effect as provided in Section 1.3 hereof.

1.2.                            Objectives of the Program.  The objectives of the Program are to optimize the profitability and growth of the Company through long-term incentives which are consistent with the Company’s goals and which link the personal interests of Participants to those of the Company’s stockholders.  The Program is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants who make significant contributions to the Company’s success and to allow Participants to share in the success of the Company.

1.3.                            Duration of the Program.  The Program shall commence on the Effective Date, as described in Section 1.1 hereof, and shall remain in effect, subject to the right of the Board to amend or terminate the Program at any time pursuant to Article 16 hereof, until all Shares subject to it shall have been purchased or acquired according to the Program’s provisions.  However, in no event may an Award be granted under the Program on or after April 1, 2010.

Article 2.               Definitions

Whenever used in the Program, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

2.1.         “Annual Retainer” means the fixed annual fee of a Nonemployee Director in effect on the first day of the year in which such Annual Retainer is payable for services to be rendered as a Nonemployee Director of the Company. The Annual Retainer does not include meeting or chairmanship fees.

2.2.                            “Award” means, individually or collectively, a grant under this Program of Nonqualified Stock Options, Stock Issuances, Restricted Stock, Restricted Stock Units, or Stock Appreciation Rights.

2.3.                            “Award Agreement” means an agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to Awards granted under this Program.

2.4.                            “Board” or “Board of Directors” means the Board of Directors of the Company.

2.5.                            “Change in Control” of the Company shall mean the occurrence of any one of the following events:

(a)                                  Any “Person”, as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, and any trustee or other fiduciary holding securities under an employee benefit plan of the Company or such proportionately owned corporation), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities; or

(b)                                 During any period of not more than twenty-four (24) months, individuals who at the beginning of such period constitute the Board of Directors of the Company, and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in Sections 2.5(a), 2.5(c), or 2.5(d) of this Section 2.5) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; or

(c)                                  The consummation of a merger or consolidation of the Company with any other entity, other than: (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than sixty percent (60%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than thirty percent (30%) of the combined voting power of the Company’s then outstanding securities; or

(d)                                 The Company’s stockholders approve a plan of complete liquidation or dissolution of the Company, or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction having a similar effect.

2.6.                            “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.7.                            “Committee” means the Compensation and Governance Committee and any successor thereto or any other committee appointed by the Board to administer Awards to Participants, as specified in Article 3 herein.

2.8.                            “Company” means Edwards Lifesciences Corporation, a Delaware corporation, and any successor thereto as provided in Article 19 herein.

2.9.                            “Disability” shall have the meaning ascribed to such term in the Participant’s governing long-term disability plan, or if no such plan exists, at the discretion of the Board.

2.10.                     “Effective Date” shall have the meaning ascribed to such term in Section 1.1 hereof.

2.11.                     “Employee” means an employee of the Company or of a Subsidiary of the Company.

2.12.                     “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.13.                     “Fair Market Value” means, at any date, the closing sale price on the principal securities exchange on which the Shares are traded on the last previous day on which a sale was reported.

2.14.                     “Nonemployee Director” means a member of the Company’s Board who is not an Employee of the Company.

2.15.                     “Nonqualified Stock Option” or “Option” means an option to purchase Shares granted under Article 6 or Article 11 herein and which is not intended to meet the requirements of Code Section 422.

2.16.                     “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.17.                     “Participant” means a Nonemployee Director who has been selected to receive an Award or who has outstanding an Award granted under the Program.

2.18.                     “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), and the Shares are subject to a substantial risk of forfeiture, as provided in Article 8 herein.

2.19.                     “Restricted Stock” means an Award granted to a Participant pursuant to Article 8 herein.

2.20.                     “Restricted Stock Unit” means an Award granted to a Participant pursuant to Article 9 herein.

2.21.                     “Shares” means the shares of common stock of the Company.

2.22.                     “Stock Appreciation Right” means an Award granted to a Participant pursuant to Article 10 herein.

2.23.                     “Stock Issuance” means an Award granted to a Participant pursuant to Article 7 herein.

2.24.                     “Subsidiary” means any business, whether or not incorporated, in which the Company beneficially owns, directly or indirectly through another entity or entities, securities or interests representing more than fifty percent (50%) of the combined voting power of the voting securities or voting interests of such business.

Article 3.               Administration

3.1.                            General.  The Program shall be administered by the Compensation and Planning Committee of the Board, or by any other Committee appointed by the Board. Any Committee administering the Program shall be comprised entirely of directors. The members of the Committee shall be appointed from time to time by and shall serve at the sole discretion of the Board.  Members of the Committee may participate in the Program.  The Committee shall have the authority to delegate administrative duties to officers, Employees, or directors of the Company; provided that the Committee shall not be able to delegate its authority with respect to granting Awards.

3.2.                            Authority of the Committee.  Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions of the Program, the Committee shall have the authority to: (a) interpret the provisions of the Program, and prescribe, amend, and rescind rules and procedures relating to the Program; (b) grant Awards under the Program, in such forms and amounts and subject to such terms and conditions as it deems appropriate, including, without limitation, Awards which are made in combination with or in tandem with other Awards (whether or not contemporaneously granted) or compensation or in lieu of current or deferred compensation; (c) subject to Article 16, modify the terms of, cancel and reissue, or repurchase outstanding Awards; (d) prescribe the form of agreement, certificate or other instrument evidencing any Award under the Program; (e) correct any defect or omission and reconcile any inconsistency in the Program or in any Award hereunder; (f) design Awards to satisfy requirements to make such Awards tax-advantaged to Participants in any jurisdiction or for any other reason that the Company desires; and (g) make all other determinations and take all other actions as it deems necessary or desirable for the administration of the Program; provided, however, that except for adjustments made pursuant to Section 5.4, no outstanding Option will be amended or cancelled in connection with any program that is considered a repricing of the Option under the rules of the principal securities exchange on which the Shares are traded without stockholder approval.  The determination of the Committee on matters within its authority shall be conclusive and binding on the Company and all other persons. The Committee shall comply with all applicable laws in administering the Plan.  As permitted by law (and subject to Section 3.1 herein), the Committee may delegate its authority as identified herein.

3.3.                            Decisions Binding.  All determinations and decisions made by the Committee pursuant to the provisions of the Program and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its stockholders, directors, Participants, and their estates and beneficiaries.

Article 4.               Eligibility and Participation

4.1.                            Eligibility.  Persons eligible to participate in this Program shall be all Nonemployee Directors.

4.2.                            Actual Participation.  Subject to the provisions of the Program, the Committee may, from time to time, select from all eligible Nonemployee Directors those to whom Awards shall be granted and shall determine the nature and amount of each Award.

Article 5.               Shares Subject to the Program

5.1.                            Number of Shares Available for Grants.  Subject to adjustment as provided in Section 5.4 herein, the number of Shares hereby reserved for delivery to

Participants under the Program shall be six hundred thousand (600,000) Shares.  Subject to the restrictions for Nonemployee Directors set forth in Article 11, the Committee shall determine the appropriate methodology for calculating the number of Shares issued pursuant to the Program.

5.2.                            Type of Shares.  Shares issued under the Program in connection with Options may be authorized and unissued Shares or issued Shares held as treasury Shares.  Shares issued under the Program in connection with Restricted Stock shall be issued Shares held as treasury Shares; provided, however, that authorized and unissued Shares may be issued in connection with Restricted Stock to the extent that the Committee determines that past services of the Participant constitute adequate consideration for at least the par value thereof.

5.3.                            Reuse of Shares.

(a)                                  General.  In the event of the exercise or termination (by reason of forfeiture, expiration, cancellation, surrender or otherwise) of any Award under the Program, that number of Shares that was subject to the Award but not delivered shall again be available as Awards under the Program.

(b)                                 Restricted Stock.  In the event that Shares are delivered under the Program as Restricted Stock and are thereafter forfeited or reacquired by the Company pursuant to rights reserved upon the grant thereof, such forfeited or reacquired Shares shall again be available as Awards under the Program.

5.4.                            Adjustments in Authorized Shares.  In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares which may be delivered under Section 5.1, in the number and class of and/or price of Shares subject to outstanding Awards granted under the Program and in the number and/or class of Shares subject to Awards to be granted to Nonemployee Directors under Article 11, as shall be determined to be appropriate and equitable by the Board, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number.  In a stock-for-stock acquisition of the Company, the Committee may, in its sole discretion, substitute securities of another issuer for any Shares subject to outstanding Awards.

Article 6.               Stock Options

6.1.                            Grant of Options.

(a)                                  Subject to the terms and provisions of the Program, Options may be granted in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

(b)                                 If all or any portion of the exercise price or taxes incurred in connection with the exercise are paid by delivery (or, in the case of payment of taxes, by withholding of Shares) of other Shares of the Company, a Participant’s Options may provide for the grant of replacement Options.  All Options under the Program shall be granted in the form of nonqualified stock options as no Option under the Program may be granted in the form of an incentive stock option as defined under the provisions of Code Section 422.

6.2.                            Award Agreement.  Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine.

6.3.                            Option Price.  The Option Price for each grant of an Option under this Program shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted.

6.4.                            Duration of Options.  Each Option granted to a Participant shall expire at such time, not later than the tenth (10th) anniversary date of its grant, as the Committee shall determine; provided, however, that an Option may have such shorter or longer term as the Committee shall deem necessary to comply with applicable federal, state, local or, if applicable, foreign law, or, if the Committee so determines, to qualify for favorable tax treatment.  Unless the Committee determines otherwise, the term of each Option granted to a Participant after May 14, 2003, shall expire on the seventh (7th) anniversary date of its grant, subject to such provisions for earlier expiration as the Committee may specify in accordance with Section 6.8 (relating to termination of directorship) or otherwise.

6.5.                            Exercise of Options.  Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

6.6.                            Payment.  Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise (or such other form of notice as the Company may specify) to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares (or a satisfactory “cashless exercise” notice).

The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering previously acquired Shares (by either actual delivery or attestation) having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered must have been held by the Participant for at least six (6) months, or such shorter or longer period, if any, as is necessary to avoid variable accounting treatment); (c) by a cashless exercise as permitted under Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions and such procedures and limitations as the Company may specify from time to time; (d) by any other means which the Board determines to be consistent with the Program’s purpose and applicable law; or (e) by a combination of two or more of (a) through (d).

Subject to any governing rules or regulations, including cashless exercise procedures, as soon as practicable after receipt of a notification of exercise and full payment (or a satisfactory “cashless exercise” notice), the Company shall cause to be issued and delivered to the Participant, in certificate form or otherwise, evidence of the Shares purchased under the Option(s).

6.7.                            Restrictions on Share Transferability.  The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

6.8.                            Termination of Directorship.  Each Participant’s Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s service to the Company as a Nonemployee Director.  Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.

6.9.                            Nontransferability of Options.  Except as otherwise provided in a Participant’s Award Agreement, no Option granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.  Further, except as otherwise provided in a Participant’s Award Agreement, all Options granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.

6.10.                     Substitution of Cash.  Unless otherwise provided in a Participant’s Award Agreement, and notwithstanding any provision in the Program to the contrary (including but not limited to Section 16.3), in the event of a Change in Control in which the Company’s stockholders holding Shares receive consideration other than shares of common stock that are registered under Section 12 of the Exchange Act, the Committee shall have the authority to require that any outstanding Option be surrendered to the Company by a Participant for cancellation by the Company, with the Participant receiving in exchange a cash payment from the Company within ten (10) days of the Change in Control.  Such cash payment shall be equal to the number of Shares under Option, multiplied by the excess, if any, of the greater of (i) the highest per Share price offered to stockholders in any transaction whereby the Change in Control takes place, or (ii) the Fair Market Value of a Share on the date the Change in Control occurs, over the Option Price.

Article 7.               Stock Issuances

7.1.                            Stock Issuance Awards.  Subject to the terms and provisions of the Program, the Committee may issue Shares as fully vested shares (“Stock Issuances”) in such number and upon such terms as shall be determined by the Committee.

7.2.                            Consideration.  A Stock Issuance may be awarded in consideration for cash, past services rendered to the Company or an Affiliate or for such other consideration as determined by the Committee.

Article 8.               Restricted Stock

8.1.                            Restricted Stock Awards.  Subject to the terms and provisions of the Program, the Committee may issue Shares subject to retention and transfer restrictions (“Restricted Stock”) as shall be determined by the Committee.

8.2.                            Restricted Stock Award Agreement.  Each Restricted Stock grant shall be evidenced by a Restricted Stock Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine.

8.3.                            Restriction on Transferability.  Except as provided in this Article 8, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock Award Agreement.  All rights with respect to the Restricted Stock granted to a Participant under the Program shall be available during his or her lifetime only to such Participant.

8.4.                            Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Program as it may deem advisable including, without limitation, any or all of the following:

(a)                                  A required period of service with the Company, as determined by the Committee, prior to the vesting of Shares of Restricted Stock.

(b)                                 A requirement that Participants forfeit (or in the case of Shares sold to a Participant, resell to the Company at his or her cost) all or a part of Shares of Restricted Stock in the event of termination of his or her service as a Nonemployee Director during the Period of Restriction.

(c)                                  A prohibition against such Participants’ dissemination of any secret or confidential information belonging to the Company, or the solicitation by Participants of the Company’s Employees for employment by another entity.

Shares of Restricted Stock awarded pursuant to the Program shall be registered in the name of the Participant and if such Shares are certificated, in the sole discretion of the Committee, such certificate may be deposited in a bank designated by the Committee or with the Company.  The Committee may require a stock power endorsed in blank with respect to Shares of Restricted Stock whether or not certificated.

Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Program shall become freely transferable (subject to any restrictions under applicable securities law) by the Participant after the last day of the applicable Period of Restriction.

8.5.                            Voting Rights. Unless the Committee determines otherwise, Participants holding Shares of Restricted Stock issued hereunder shall be entitled to exercise full voting rights with respect to those Shares during the Period of Restriction.

8.6.                            Dividends and Other Distributions.  Unless the Committee determines otherwise, during the Period of Restriction, Participants holding Shares of Restricted Stock issued hereunder shall be entitled to regular cash dividends paid with respect to such Shares.  The Committee may apply any restrictions to the dividends that the Committee deems appropriate.

8.7.                            Termination of Directorship.  Each Restricted Stock Award Agreement shall set forth the extent to which the Participant shall have the right to vest in previously unvested Shares of Restricted Stock following termination of the Participant’s service to the Company as a Nonemployee Director.  Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock issued pursuant to the Program, and may reflect distinctions based on the reasons for termination.

Article 9.               Restricted Stock Units

9.1.                            Restricted Stock Units Awards.  Subject to the terms and conditions of the Program, the Committee may issue restricted stock units (“Restricted Stock Units”) which entitle the Participant to receive the Shares underlying those units following the lapse of specified restrictions (whether based on the achievement of designated performance goals or the satisfaction of specified services or upon the expiration of a designated time period following the vesting of the units).

9.2.                            Restricted Stock Units Award Agreement.  Each Restricted Stock Units award shall be evidenced by a Restricted Stock Units Award Agreement that shall specify the vesting restrictions, the number of Shares subject to the Restricted Stock Units award, and such other provisions as the Committee shall determine.

9.3.                            Restrictions. The Committee shall impose such other conditions and/or restrictions on the issuance of any Shares under the  Restricted Stock Units granted pursuant to the Program as it may deem advisable including, without limitation, any or all of the following:

(a)                                  A required period of service with the Company, as determined by the Committee, prior to the issuance of Shares under the Restricted Stock Units award.

(b)                                 A requirement that the Restricted Stock Units award be forfeited in whole or in part in the event of termination of the Participant’s services as a Nonemployee Director during the vesting period.

(c)                                  A prohibition against such Participants’ dissemination of any secret or confidential information belonging to the Company, or the solicitation by Participants of the Company’s Employees for employment by another entity.

Except as otherwise provided in this Article 9, Shares subject to Restricted Stock Units under the Program shall be freely transferable (subject to any restrictions under applicable securities law) by the Participant after receipt of such shares.

9.4.                            Stockholder Rights.  Participants holding Restricted Stock Units issued hereunder shall not have any rights with respect to Shares subject to the award until the award vests and the Shares are issued hereunder.  However, dividend-equivalent units may be paid or credited, either in cash or in actual or phantom Shares, on outstanding Restricted Stock Units awards, subject to such terms and conditions as the Committee may deem appropriate.

9.5.                            Termination of Directorship.  Each Restricted Stock Units Award Agreement shall set forth the extent to which the Participant shall have the right to vest in previously unvested Shares subject to the Restricted Stock Units award following termination of the Participant’s service to the Company as a Nonemployee Director.  Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Restricted Stock Unit awards issued pursuant to the Program, and may reflect distinctions based on the reasons for termination.

Article 10.            Stock Appreciation Rights

10.1.                     Stock Appreciation Rights Awards.  Subject to the terms and conditions of the Program, the Committee may issue a Stock Appreciation Rights award which shall entitle the Participant to receive upon exercise a payment in cash or Shares underlying the exercised award equal to the excess (if any) of (a) the Fair Market Value of the  Shares on the date of exercise over (b) the aggregate base price in effect for such Shares.  A Stock Appreciation Right shall become exercisable during such times and subject to such conditions as shall be determined by the Committee, in its sole discretion.

10.2.                     Stock Appreciation Rights Agreement.  Each Stock Appreciation Rights award shall be evidenced by a Stock Appreciation Rights Award Agreement that shall specify the vesting restriction, the number of Shares subject to the award and such additional terms and conditions as the Committee shall determine.

10.3.                     Base Price.  The base price for each grant of a Stock Appreciation Right under this Program shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the award is granted.

10.4.                     Nontransferability of Stock Appreciation Rights.  Except as otherwise provided in a Participant’s Award Agreement, no Stock Appreciation Right granted under this Article 10 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.  Further, except as otherwise provided in a Participant’s Award Agreement, all Stock Appreciation Rights granted to a Participant under this Article 10 shall be exercisable during his or her lifetime only by such Participant.

Article 11.            Automatic Awards to Nonemployee Directors

11.1.                     Initial Awards.

(a)                                  Initial Awards Prior to May 10, 2007.  Subject to the terms and provisions of the Program, each Nonemployee Director shall be granted Restricted Stock Units for five thousand (5,000) Shares effective as of the date of such Nonemployee Director’s first election to the Board.

(b)                                 Initial Awards On and After May 10, 2007.  Subject to the terms and provisions of the Program, each Nonemployee Director who is first elected to the Board on or after May 10, 2007, shall be granted, on the date of such election, Restricted Stock Units for the number of Shares determined by dividing two hundred thousand (200,000) by the Fair Market Vale per Share on such date, and rounding up to the nearest whole Share; provided, however, that in no event shall such number exceed five thousand (5,000) shares.

(c)                                  Each Initial Award shall vest in a series of two (2) successive equal annual installments upon the Participant’s completion of each year of Board service over the two (2)-year period measured from the grant date.  However, in no event shall Initial Awards for more than sixty thousand (60,000) Shares in the aggregate be issued under Article 11.1(a) which vest over a two (2)-year period.  Any Initial Awards granted after Initial Awards for an aggregate of sixty thousand (60,000) Shares have been issued shall vest in a series of three (3) successive equal annual installments upon the Participant’s completion of each year of Board service over the three (3)-year period measured from the grant date (or such longer period as determined by the Committee).

(d)                                 All additional terms of an Initial Award will be as set forth in Section 8, herein, or as set forth in the specific Award Agreement governing such award.  Each Initial Award shall become fully-vested in the event of the Participant’s death or Disability.

11.2.                     Annual Awards.

(a)                                  Annual Grants Prior to April 30, 2004.  Subject to the discretion of the Committee and the terms and provisions of the Program, during the period beginning January 1, 2001 and ending prior to April 30, 2004, each Nonemployee Director shall receive annually an Option to purchase ten thousand (10,000) Shares, effective as of the day following each annual meeting of the Company’s stockholders (but subject to any vesting provisions or other restrictions determined by the Committee).

(b)                                 Annual Awards On and After April 30, 2004.  Subject to the discretion of the Committee and the terms and provisions of the Program, during the period beginning April 30, 2004 and ending April 1, 2010, each Nonemployee Director shall receive annually, effective as of the day following each annual meeting of the Company’s stockholders an award as follows:

(i)                  An Option for up to ten thousand (10,000) Shares, or

(ii)               A Restricted Stock Units award for up to four thousand (4,000) Shares, or

(iii)            A combination of an Option and Restricted Stock Units award, provided that in no event may the total value of the Option and Restricted Stock Units award subject to such combined award exceed two hundred thousand dollars ($200,000).  The Committee shall have the sole discretion to determine the amount and type of award for each year within the foregoing limitations.  For such purposes, the value of the Annual Award shall be calculated as follows: (A) the value of an Option Share shall be equal to the fair value of an option share as estimated on the date of grant under a valuation model approved by the Financial Accounting Standards Board (“FASB”) for purposes of the Company’s financial statements under FAS 123 (or any successor provision); and (B) the value of a Restricted Stock Unit shall be equal to the Fair Market Value of the Share on the award date.

(c)                                  Each Annual Award shall vest in a series of three (3) successive equal annual installments upon the Participant’s completion of each year of Board service over the three (3)-year period measured from the award date (or such longer period as determined by the Committee).  Each Annual Award shall become fully vested in the event of the Participant’s death or Disability.

(d)                                 All additional terms of an Annual Award will be as set forth in Articles  6 and 9 herein, or as set forth in the specific Award Agreement governing such award.

11.3.                     Annual Retainer Election.

(a)                                  Subject to the terms and provisions of the Program and any other restrictions set out by the Committee in its sole discretion, the Committee may permit each Nonemployee Director to elect to receive all or a portion of his or her Annual Retainer in the form of Options or Stock Issuances to be issued as of the first day on which such Annual Retainer is otherwise due and payable (the “Conversion

Date”) and using the Fair Market Value of a Share as of the Conversion Date as the Option Price of the Options.

(b)                                 If conversion elections are permitted by the Committee, each irrevocable election shall be made in accordance with such rules as the Committee may determine in its sole discretion.  Except as may otherwise be determined by the Committee, in the event of a Participant’s election to receive an Option in lieu of his Annual Retainer, the number of shares subject to the Option shall be determined by dividing that portion of the Annual Retainer to be paid in the form of the Option by the Fair Market Value of a Share on the Conversion Date and multiplying the quotient by four (4).  In the event of a Participant’s election to receive Shares in lieu of an Annual Retainer, the number of such Shares shall be determined by dividing that portion of the Annual Retainer to be paid in the form of Shares by the Fair Market Value of a Share on the Conversion Date. In the event the preceding formula would result in a fractional Share being issued or subject to the Option, the portion of the converted Annual Retainer attributable to such fractional Share will be refunded to the Nonemployee Director in cash instead of being converted into such fractional Share.  However, effective with stock issuances or Options granted on or after May 10, 2007, in the event the preceding formula would result in a fractional Share being issued or subject to an Option, the number of Shares subject to the issuance or Option shall be rounded up to the nearest whole Share.

(c)                                  Any portion of a Nonemployee Director’s Annual Retainer for which an election has not been made pursuant to this Section 11.3, shall be paid in cash to such Nonemployee Director at such time or times as payments thereof are customarily made by the Company.

(d)                                 All additional terms of an Award received as a result of the election described herein will be as set-forth in Sections 6 and 7, herein, or as set forth in the specific Award Agreement governing such Award.

Article 12.            Beneficiary Designation

Each Participant under the Program may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Program is to be paid in case of his or her death before he or she receives any or all of such benefit.  Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime.  In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

Article 13.            Deferrals

The Committee may permit or require a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option, or Stock Appreciation Right or under a Restricted Stock Unit Award.  If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

Article 14.            Rights of Participants

14.1.                     Directorship.  Nothing in the Program or any Award Agreement shall interfere with or limit in any way the right of the Company to terminate at any time any Participant’s service to the Company as a Nonemployee Director, nor confer upon any Participant any right to continue in the service of the Company.

14.2.                     Participation.  No Nonemployee Director shall have the right to be selected to receive an Award under this Program, or, having been so selected, to be selected to receive a future Award.

Article 15.            Change in Control

Upon the occurrence of a Change in Control and notwithstanding the terms of any Award Agreement, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges:

(a)                                  Any and all Options granted hereunder shall become immediately exercisable, and if granted before November 13, 2002 shall remain exercisable throughout their entire term; and any Option granted on or after November 13, 2002 shall terminate upon the earlier of (i) the third anniversary of the Participant’s date of termination of service or (ii) expiration of the Option term.

(b)                                 Any restriction periods and restrictions imposed on Awards shall lapse.

Article 16.            Amendment, Modification, and Termination

16.1.                     Amendment, Modification, and Termination.  Subject to the terms of the Program including Sections 16.2 and 16.3, the Board may at any time and from time to time, alter, amend, suspend or terminate the Program in whole or in part.  However, stockholder approval shall be required for any amendment of the Program that (a) materially increases the number of Shares available for issuance under the Program (other than pursuant to Article 5.4), (b) expands the type of awards available under the Program, (c) materially expands the class of participants eligible to receive Awards under the Program, (d) materially extends the term of the Program, (e) materially changes the method of determining the Option Price under the Program or (f) deletes or limits any provision of the Program prohibiting the repricing of Options.  The Committee may amend Awards previously granted under the Program.

16.2.                     Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.  The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 5.4 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Program.

16.3.                     Awards Previously Granted.  Notwithstanding any provision of the Program or of any Award Agreement to the contrary (but subject to Section 6.10), no termination, amendment, or modification of the Program or amendment of an Award previously granted under the Program shall adversely affect in any material way any Award previously granted under the Program, without the express consent of the Participant holding such Award.

Article 17.            Compliance with Applicable Law and Withholding

17.1.                     General.  The granting of Awards and the issuance of Shares under the Program shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.  Notwithstanding anything to the contrary in the Program or any Award Agreement, the following shall apply:

(a)                                  The Company shall have no obligation to issue any Shares under the Program if such issuance would violate any applicable law or any applicable regulation or requirement of any securities exchange or similar entity.

(b)                                 Prior to the issuance of any Shares under the Program, the Company may require a written statement that the recipient is acquiring the Shares for investment and not for the purpose or with the intention of distributing the Shares and that the recipient will not dispose of them in violation of the registration requirements of the Securities Act of 1933.

(c)                                  With respect to any Participant who is subject to Section 16(a) of the Exchange Act, the Committee may, at any time, add such conditions and limitations to Award or payment under the Program or implement procedures for the administration of the Program which it deems necessary or desirable to comply with the requirements of Rule 16b-3 of the Exchange Act.

(d)                                 If, at any time, the Company, determines that the listing, registration, or qualification (or any updating of any such document) of any Award, or the Shares issuable pursuant thereto, is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, any Award, the issuance of Shares pursuant to any Award, or the removal of any restrictions imposed on Shares subject to an Award, such Award shall not be granted and the Shares shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

17.2.                     Securities Law Compliance.  Transactions under this Program are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the Program or action by the Committee or the Board fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board.

17.3.                     Tax Withholding.  The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, domestic and foreign taxes, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Program.

17.4.                     Share Withholding.  Awards payable in Shares may provide that with respect to withholding required upon any taxable event arising thereunder, Participants may elect to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares to satisfy their withholding tax obligations; provided that Participants may only elect to have Shares withheld having a Fair Market Value on the date the tax is to be determined equal to or less than the minimum withholding tax which could be imposed on the transaction.  All elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations, including prior Committee approval, that the Committee, in its sole discretion, deems appropriate.

Article 18.            Indemnification

Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Program and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Article 19.            Successors

All obligations of the Company under the Program with respect to Awards granted hereunder shall, to the extent legally permissible, be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 20.            Legal Construction

20.1.                     Gender and Number.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

20.2.                     Severability.  In the event any provision of the Program shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Program, and the Program shall be construed and enforced as if the illegal or invalid provision had not been included.

20.3.                     Governing Law.  To the extent not preempted by federal law, the Program, and all Award or other agreements hereunder, shall be construed in accordance with and governed by the laws of the state of Delaware without giving effect to principles of conflicts of laws.